ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                    NETWORK REAL ESTATE OF CALIFORNIA, INC.

     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Network Real Estate of California, Inc.

     SECOND: The Corporation has received cash or other consideration in connection with the issuance of outstanding shares.

     THIRD: The following amendment to the Articles of Incorporation was adopted by the shareholders of this Corporation on the 1st day of October, 1990, in the manner prescribed by the Colorado Corporation Code. Resolutions setting forth the proposed following amendment, directing such amendment be submitted to the shareholders and calling a meeting of shareholders to consider such amendment, were duly adopted by the Board of Directors by unanimous written consent of its members. A meeting of shareholders was duly called and held, upon notice duly given, and a quorum of shareholders was present at such meeting. The number of shares voted for the amendment was sufficient for approval.

     FOURTH: Subsection (a) of Article FOURTH of the Articles of Incorporation of this Corporation is amended in its entirety to read as follows:

     (a) The aggregate number of shares which the corporation shall have the authority to issue is 900,000,000 Common Shares, having no par value.

     FIFTH: These Articles of Amendment do not effect a change in the amount of stated capital of this Corporation.


                                         NETWORK REAL ESTATE OF CALIFORNIA, INC.

                                         /s/ E.R. Gershon
                                         ---------------------------------------
                                         Its President



                                         /s/ Illegible
                                         ---------------------------------------
                                         Its Secretary

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     Subscribed and sworn to before me this 2nd day of October, 1990.

My commission expires March 18, 1994

                                         /s/ Karen H. Palmer
                                         ---------------------------------------
                                         Notary Public